UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2007

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Blue Cross And Blue Shield Association National Labor Office Selects Hythiam As Strategic Alliance Partner

Hythiam to provide information about substance abuse programs to NLO's more than 20 million union members and their families

The Blue Cross and Blue Shield Association's (BCBSA) National Labor Office (NLO) has formed a strategic alliance with Hythiam, Inc. (NASDAQ:HYTM) to provide substance abuse management information to labor members of Blue Cross and Blue Shield companies. The Blues' network of healthcare providers offers health benefits for more union workers, retirees and their families than any other national insurance carrier.

The NLO has added Hythiam to its portfolio of supplemental health service vendors to support the office's mission of positioning the Blue companies as labor's healthcare partner of choice. Hythiam, a healthcare services management company that licenses the PROMETA® treatment programs designed to treat alcoholism and dependence to methamphetamine or cocaine, will offer its PROMETA® treatment programs to labor members of participating Blue Cross and Blue Shield companies. The PROMETA® treatment programs, which integrate behavioral, nutritional and medical components, are available through licensed medical facilities and treatment providers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

June 18, 2007	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer